UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) February 27, 2006

CVF TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

00-29266	87-0429335
(Commission File Number)	(IRS Employer Identification No.)

8604 Main Street, Suite 1, Williamsville, New York	14221
(Address of Principal Executive Offices)	(Zip Code)

(716) 565-4711
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        On February 27, 2006 CVF Technologies Corporation redeemed in cash all of its outstanding Series C 6% Convertible Preferred Stock, which was held by The Shaar Fund Ltd., in accordance with its terms. The redemption price was $1.0 million (US), plus accrued and unpaid interest of $121,666 through the redemption date, February 27, 2006. CVF Technologies Corporation issued its Series C Preferred Stock together with common shares and warrants in February 2004 in exchange for its then outstanding Series B 6% convertible Preferred Stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

        (c) Exhibits:

99.1 Press release, dated March 3, 2006, issued by CVF Technologies Corporation, announcing the redemption of Series C Preferred Stock.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2006	CVF Technologies Corporation

	By:	/s/ Jeffrey I. Dreben
Jeffrey I. Dreben
Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number

Description

99.1

Press release, dated March 3, 2006 issued by CVF Technologies Corporation, announcing the redemption of Series C Preferred Stock.